Exhibit 23.2

                       Consent of Beard & Company

     We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3), pertaining to the Main Street Bancorp, Inc. Shareholder Automatic Dividend Reinvestment and Stock Purchase Plan, and to the incorporation by reference therein of our report dated January 21, 2000, with respect to the consolidated financial statements of Main Street Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                                    /s/BEARD & COMPANY




                                    Reading, Pennsylvania
August 3, 2000